UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Material Definitive Agreements

(a) On December 24, 2009, Wachovia Bank, N.A. (“Wachovia”) and Cybex International, Inc. (the “Company”) entered into a Loan Modification Agreement dated December 24, 2009, amending and modifying the Promissory Note in the principal amount of $1,000,000 dated March 2, 2009 (the “Promissory Note”) issued pursuant to the Loan Agreement between the Company and Wachovia dated July 30, 2007, as amended (the “Wachovia Loan Agreement’). Pursuant to the Loan Modification Agreement, the Promissory Note, whose original maturity date was December 31, 2009, will be retired by twenty-four equal and consecutive monthly payments of principal of $41,666.67, plus interest, with a final maturity date of December 1, 2011. All other terms of the Promissory Note and the Wachovia Loan Agreement remain the same.

There are no material relationships between the Company or its affiliates and Wachovia or its affiliates, other than in respect to transactions contemplated by the Wachovia Loan Agreement, the Loan Modification Agreement and other standard banking arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2009

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/S/ JOHN AGLIALORO
Name:	John Aglialoro
Title:	Chief Executive Officer